UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2005

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, MA		02119-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2005, Daniel Maxwell Meyers resigned, effective immediately, as Chief Executive Officer, Chairman of the Board of Directors, and a director of The First Marblehead Corporation (the “Corporation”).  Jack L. Kopnisky will serve as Chief Executive Officer of the Corporation effective September 27, 2005.

Mr. Kopnisky, age 49, has served as the President and Chief Operating Officer of the Corporation since September 6, 2005. Prior to joining the Corporation, Mr. Kopnisky served as the President of the Consumer Banking Group at KeyCorp, a financial services firm, where he was responsible for retail banking, business banking, consumer finance and community development from June 2000 to August 2005.  During those years, Mr. Kopnisky also served as Chief Executive Officer and President of KeyBank USA’s Consumer Finance business, which included auto, student, mortgage, recreational and home equity lending.

On August 19, 2005, the Corporation entered into a letter agreement (the “Offer Letter”) with Mr. Kopnisky that summarizes the compensatory arrangements relating to Mr. Kopnisky’s employment with the Corporation. Mr. Kopnisky will receive an annual base salary of $500,000, and Mr. Kopnisky’s target bonus will be 100% of his base salary. On September 6, 2005, Mr. Kopnisky was granted, at no cost, 75,000 restricted stock units pursuant to the Corporation’s 2003 stock incentive plan. Once vested, each restricted stock unit represents the right to receive one share of the Corporation’s common stock. One-third of the original number of restricted stock units will vest on the second anniversary of the grant date and one-third will vest on each succeeding anniversary of the grant date until the fourth anniversary of the grant date.  In addition, the Corporation will provide Mr. Kopnisky with relocation assistance in connection with his move from Northeastern Ohio to the Boston area.

Mr. Kopnisky’s employment is terminable by either the Corporation or Mr. Kopnisky. Under the terms of the Offer Letter, if Mr. Kopnisky’s employment is terminated by the Corporation without cause, the Corporation will provide Mr. Kopnisky with severance benefits in the form of (i) continuation of base salary, (ii) reimbursement for continuation of health and dental coverage pursuant to the federal COBRA law for one year and (iii) payment at the time of payout of bonuses under the Corporation’s executive incentive compensation plan (the “Plan”) of an amount equal to the bonus Mr. Kopnisky would have been eligible to receive, pro-rated based upon the number of months during which Mr. Kopnisky was actively employed during the applicable fiscal year.

A subcommittee of the Compensation Committee of the Board designated Mr. Kopnisky as a “covered employee” under the Plan for the fiscal year ending June 30, 2006 (“Fiscal 2006”) and determined that Mr. Kopnisky is eligible to receive an Annual Incentive Award (as defined in the Plan) for Fiscal 2006 up to 6.25% of the incentive pool established under the Plan.

Effective September 27, 2005, William R. Berkley, currently the Lead Director of the Board, will also serve as Interim Chairman of the Board.  If Peter B. Tarr is re-elected as a director of the Corporation at the 2005 annual meeting of stockholders, to be held on October 27, 2005, the Board expects to elect Mr. Tarr as Chairman of the Board as soon as practicable after the meeting.

Item 7.01.  Regulation FD Disclosure.

The full text of the Corporation’s press release issued in connection with the announcement of Mr. Meyers’ resignation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1         Press release entitled “First Marblehead Announces Resignation of Chairman and Chief Executive Officer; Jack Kopnisky to Become Chief Executive Officer,” issued by the Corporation on September 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: October 3, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr Vice Chairman and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release entitled “First Marblehead Announces Resignation of Chairman and Chief Executive Officer; Jack Kopnisky to Become Chief Executive Officer,” issued by the Corporation on September 27, 2005.